UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet
1214 Vernier, Geneva
Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 by Transocean Inc. (File No. 333-75899), on October 18, 2007, a subsidiary of Transocean Ltd. (“Transocean”) acquired a 50% interest in Transocean Pacific Drilling Inc. (the “Joint Venture”), a joint venture formed to operate two ultra-deepwater drillships, the Dhirubhai Deepwater KG1 and the Dhirubhai Deepwater KG2 (the “JV Rigs”). Quantum Pacific Management Limited (“Quantum”), a successor in interest to Pacific Drilling Limited, holds the remaining 50% interest in the Joint Venture.

Pursuant to a put option and registration rights agreement among Transocean, Quantum and the Joint Venture entered into in connection with the formation of the Joint Venture (the “Put Option Agreement”), Quantum has the right to exchange its interest in the Joint Venture for an amount (the “Purchase Price”) to be paid in either Transocean shares (“Shares”) or cash, at Quantum’s election (the “Put Option”).

On February 29, 2012, Quantum irrevocably exercised the Put Option. The Purchase Price is subject to negotiation with Quantum and, failing agreement, will be determined based on an appraisal of the fair value of the JV Rigs after taking into account outstanding Joint Venture indebtedness (as defined in the Put Option Agreement).  At December 31, 2011 outstanding Joint Venture indebtedness was approximately $978 million. If Quantum elects to receive Shares, the fair value of the JV Rigs will be increased by a valuation multiple of 1.08.

Pursuant to the Put Option Agreement, Quantum must elect on or before March 29, 2012 to receive the Purchase Price in either Shares or cash. If Quantum elects to receive the Purchase Price in Shares, the number of Shares issued will be determined based on a Share price of $49.69.

Any such issuance of Shares will be made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and be exempt from registration with the Securities and Exchange Commission, as a transaction not involving any public offering. The Put Option Agreement also grants Quantum certain registration rights with respect to such Shares and restricts Quantum’s sale of such Shares until the earlier of the first anniversary of the date of issuance thereof or May 29, 2013.

The foregoing description of the Put Option Agreement is not complete and is qualified by reference to the complete document, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 by Transocean Inc. (File No. 333-75899) and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 29, 2012	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person